Exhibit 10.9

MANUFACTURING AND SUPPLY AGREEMENT

This MANUFACTURING AND SUPPLY AGREEMENT (“Agreement”) is made as of August 26, 2008, between and among:

(i)	He Nan Kai Feng High Pressure Valve Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“PRC”) (“Party A” or “Buyer”); and

(ii)	Kai Feng High Pressure Valve Steel Casting Limited Liabilities Company, a limited liability company organized under the laws of the PRC (“Party B” or “Seller”).

Each of the foregoing is referred to as a “Party” and together as the “Parties”.

AGREEMENT

Based on full understanding and trust, after friendly discussion between Party A and Party B, both Party A and Party B have reached the following agreement:

1.
Long term cooperation.   Pursuant to the terms of this Agreement, the Parties agree to establish a long term cooperation between them relating to the manufacturing and sale of certain high-quality cast products (as more fully described in Appendix A, the “Products”) by Party B to Party A, and the purchase of those Products from Party B by Party A.

2.
Purchase and Sale of Products.   Party B will manufacture and sell the Products to Party A, and Party A will purchase Products from Party B, according to the terms and conditions set out in this Agreement.

3.
Specifications.   Party B will manufacture the Products strictly in compliance with specifications provided from time to time by Party A (the “Specifications”). The Specifications may include quality standards, design, tolerance requirements, and any other matters relevant to the design and manufacture of items similar to the Products. The final determination as to whether the Products manufactured by Party B meet the Specifications will be made in all cases by Party A.

4.
Molds, Casts, Dies, Etc.  From time to time Party A may provide to Party B molds, casts, dies and other supplies and equipment for use in the manufacture of the Products (the “Party A Materials”). Party B will ensure that all Party A Materials are used only in accordance with the Specifications and/or any other instructions that may be provided by Party A, and only for the purpose of manufacturing Products for sale to Party A. Under no circumstances will Party B use any Party A Materials for any other purpose, including the manufacture of any products or other items for sale to or use by any third party. Party B will maintain the Party A Materials in reasonable condition and except for consumable supplies, return such Materials to Party A upon request in good condition, ordinary wear and tear excepted.

5.
Orders.   From time to time Party A will place orders for Products (“Orders”) with Party B. All Products will be manufactured and delivered in compliance with the terms contained in the Orders or as otherwise instructed by Party A.

6.
Price.   The Parties will agree on the price for the Products on a case-by-case basis. In all cases (a) the prices for the Products will be set consistent with, or under, prevailing market prices in the PRC for similar products; and (b) Party B will sell the Products to Party A at prices, and on terms and conditions, no less favorable than offered by Party B to any third party for similar products.

7.
Payment.   Party A will only pay Party B for Product after delivery and acceptance by Party A. No prepayments for Products (i.e., payments for Products before delivery of the Products) will be made. No payment will be made for Products which do not meet the Specifications applicable to them; non-conforming Products will be returned by Party A to Party B at Party B’s cost and expense.

8.
Production Capacity.   During the Term of this Agreement (as defined below), Party B will maintain, it its sole cost and expense, sufficient manufacturing plant and capacity, and sufficient trained personnel, to satisfy Orders for Products placed by Party A. Party B is solely responsible for any third party or other financing that may be necessary to maintain its plant, equipment and personnel in order to meet its obligations under this Agreement. Party A will have no obligation to provide any financing, credit or other financial support to Party B except insofar as it is required to pay for Products under this Agreement. Party B’s capacity will be available to fulfill Party A’s Orders before Party B may take any orders from third parties.

9.
Non-Competition.   Party B will not manufacture or sell to any third party any Products, or any products or other items which are substantially the same as the Products or are based on the Specifications provided by Party A.

10.
Non-Exclusivity; No Minimum or Maximum Orders.   Party A may purchase products similar or identical to the Products from any third party at any time. Party A is under no obligation to place any Orders, or to purchase any minimum amount of Products from Party B. There is no maximum volume of Products which may be Ordered by Party A from Party B.

11.
Confidential Information.  Notwithstanding any other provision of this Agreement, the Parties agree to maintain in confidence, and not to disclose to any third party, either during the Term of this Agreement and during a period of five (5) years after the termination of this Agreement, any and all Confidential Information furnished by a Party (the “Disclosing Party” to the other Party (the “Receiving Party”). “Confidential Information” means and includes the Specifications and any information of any nature except for information (i) which at the time of disclosure is, or subsequently becomes, part of the public domain through no fault of the Receiving Party, (ii) which at the time of disclosure, is already known to the Receiving Party and the Receiving Party can prove such prior knowledge, or (iii) which is subsequently disclosed on a non-confidential basis to the Receiving Party by a third party whose receipt and disclosure does not constitute a violation of any confidentiality obligation to the Disclosing Party. Confidential Information may include, but will not be limited to, processes, compilations of information, records, specifications, cost and pricing information, customer lists, catalogs, booklets, technical advertising and selling data, samples, and the fact of the Disclosing Party’s intent to manufacture, market, sell or distribute any new product, and except for information which is public or general industry knowledge, all information furnished by the Disclosing Party to the Receiving Party will be considered to be Confidential Information, whether or not specifically so designated. The Receiving Party will take all reasonable steps to protect the Confidential Information from unauthorized disclosure, including, but not limited to, informing its employees in writing of the confidential nature of the information and binding those employees to maintain the confidentiality of the information to the same extent as provided herein. The Receiving Party further agrees not to use any Confidential Information in any way, directly or indirectly, except as required in the course of the performance of the terms of this Agreement and approved in writing and in advance by the Disclosing Party.

12.
Term.   This Agreement will be effective as of the date first set forth above (the “Effective Date”) and for a period of five years unless extended, or earlier terminated, in accordance with this Section 12. The period during which this Agreement is effective is referred to as the “Term.”

(a)
Automatic Renewal.  Unless written notice is delivered by Party A to Party B at least sixty (60) calendar days before the end of the Term, as it may have been extended, the Term will be automatically extended for a further period of one (1) year. This automatic extension will continue to apply at the end of each extended period until this Agreement is terminated in accordance with this Section 12.

(b)
Termination.   This agreement may be terminated by Party A at any time upon sixty (60) calendar days’ written notice to Party A, or by Party B at any time upon one hundred eighty (180) calendar days’ written notice to Party A after the ten years anniversary of the execution of the Agreement.

(c)
Breach or Insolvency.   Any Party may terminate this Agreement immediately (a) upon the material breach by any other Party of that Party’s obligations hereunder and the failure of such Party to cure such breach within thirty (30) working days after written notice from the non-breaching Part(ies); or (b) upon the filing of a voluntary or involuntary petition in bankruptcy by another Party or of which such other Party is the subject, or the insolvency of the other, or the commencement of any proceedings placing the other in receivership, or of any assignment by the other for the benefit of creditors.

(d)
Consequences of Termination.   Upon any effective date of any termination of this Agreement, (i) all Party A Materials and all copies of any Specifications will be returned to Party A; and (ii) all Product not purchased by Party A will be destroyed and not sold or transferred to any other party.

(e)
Survival.   The provisions of Section 4, Section 9, Section 11 and Section 13 will survive any termination of this Agreement. Any amounts owing from any Party to any other Party on the effective date of any termination under the terms of this Agreement will continue to be due and owing despite such termination.

13.	Miscellaneous.

(a)
Dispute Resolution.   In the event of any dispute between them relating to the subject matter of this Agreement, the Parties will attempt in good faith to resolve any issues between them by friendly discussion and negotiation.

(b)
No Partnership.  This Agreement does not establish either Party as an agent, partner, joint venturer, employee, servant, or legal representative of the other for any purpose whatsoever, and neither has the right to bind the other in any way.

(c)
Further Assurances.   Each Party will execute and/or cause to be delivered to each other Party such instruments and other documents, and will take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

(d)
Fees and Expenses.   Each Party will bear its own expenses, costs and fees, including any legal fees, incurred in connection with the negotiation, execution and performance of its obligations under the Transactional Agreements.

(e)
Notices.   Any notice or other communication required or permitted to be delivered to any Party will be in writing and will be deemed properly delivered, given and received upon dispatch by hand, registered mail, courier or express delivery service with receipt confirmed by signature of the addressee, to the address set forth beneath the name of such Party below (or to such other address as such Party may specify in a written notice given to the other Parties):

If to Party A:	No. 93 West Xinsong Road, Shunhe District, Kaifeng, Henan
With Copies to:
If to Party B:	No. 93 West Xinsong Road, Shunhe District, Kaifeng, Henan
With Copies to:

(f)
Governing Law and Language.   This Agreement, including all matters of construction, validity and performance, will in all respects be governed by, and construed in accordance with, the laws of the People’s Republic of China (without giving effect to principles relating to conflict of laws).  This Agreement is written in the Chinese language, which will govern any interpretation of this Agreement.

(g)
Interpretation.  Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party may not be applied in connection with the construction or interpretation of this Agreement.

(h)
Successors and Assigns; Parties in Interest.   Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties.

(i)
Assignments, Successors, and No Third-Party Rights.   No Party may assign any of its rights or delegate any of its obligations under this Agreement without the written consent of any other Party purported to be bound thereby.

(j)	Amendments. This Agreement may not be amended, modified, altered or supplemented other than in a writing duly executed and delivered on behalf of all Parties.

(k)	Waiver. No failure or delay by any Party to exercise any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy.

(l)
Entire Agreement.   The Agreement set forth the entire understanding of the Parties relating to the subject matter thereof and supersedes all prior agreements and understandings, written or oral, among or between any of the Parties relating to the subject matter hereof.

(m)
Counterparts. This Agreement may be executed in any number of counterparts. When each Party has signed and delivered to all other Parties at least one such counterpart, each of the counterparts will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed or caused to be executed and delivered this Manufacturing and Supply Agreement as of the date first above written.

“Party A”
He Nan Kai Feng High Pressure Valve Co., Ltd.

[SEAL]

By:      _____________________________
Print:
Its Legal Representative

Address:
_____________________________
_____________________________
_____________________________

“Party B”
Kai Feng High Pressure Valve Steel Casting Limited liabilities company

[SEAL]

By:      _____________________________
Print:
Its Legal Representative

Address:
_____________________________
_____________________________
_____________________________